UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30975 (Commission File Number)

91-1789357 (IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)	68164 (Zip Code)

(402) 452-5400 (Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 8.01.	Other Events.

On December 13, 2013, Transgenomic, Inc. (OTCBB: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through diagnostic tests as well as clinical and research services (“Transgenomic”), announced that it has expanded its national contractual agreement with The Blue Cross and Blue Shield Association (“BCBSA”), which offers its Blue Plans affiliates access to competitive pricing for Transgenomic’s valuable molecular diagnostic tests and services.  This agreement has a five-year term.

The expanded agreement with BCBSA facilitates streamlined reimbursement and provides patients affiliated with Blue Plans access to Transgenomic’s portfolio of medically important genetic tests. The tests provide treating physicians with actionable information that helps determine the best therapy for each individual, with the goal of improving patient outcomes.

The BCBSA is a national federation of 37 independent, community-based and locally operated Blue Cross® and Blue Shield® companies and is part of the nation’s oldest and largest family of health benefits companies. Blue Cross and Blue Shield companies provide healthcare coverage for nearly 100 million people in all 50 states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

December 13, 2013

	By	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President and Chief Financial Officer